UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 30, 2015 (October 28, 2015)

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POOL CORPORATION
(Exact name of registrant as specified in its charter)

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Delaware	0-26640	36-3943363
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

109 Northpark Boulevard, Covington, Louisiana	70433-5001
(Address of principal executive offices)	(Zip Code)

985-892-5521
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On October 28, 2015, James J. Gaffney and George T. Haymaker, Jr. notified the Board of Directors of Pool Corporation (the Board) that they each intend to retire at the end of their current term, and as such, do not intend to stand for re-election at Pool Corporation’s 2016 annual meeting of shareholders.

(d) On October 28, 2015, the Board increased the size of the Board to ten members and upon recommendation of the Nominating and Corporate Governance Committee, effective October 28, 2015, appointed David G. Whalen and Timothy M. Graven.  Messrs. Whalen and Graven will each serve as a director until the 2016 annual meeting of shareholders, at which time they will each stand for election by Pool Corporation’s shareholders. Pursuant to the Board’s standard compensation policy for non-employee directors, Messrs. Whalen and Graven will each receive a pro-rated non-employee director annual cash retainer.

Mr. Whalen, 57, served as President, Chief Executive Officer and Director of A.T. Cross Company and subsequently Costa Inc.from 1999 through 2014. The company manufactured and sold personal accessories including fine writing instruments under the Cross brand name and premium sunglasses under the Costa brand name.  From 1991 through 1999, Mr. Whalen was employed by Bausch & Lomb, Inc, where he served in various positions including Corporate Vice President, President North American Eyewear, President Europe, Middle East, Africa Division, and Managing Director Bausch & Lomb UK Ltd.  Mr. Whalen previously served as a director of The Lincoln School, and presently serves on the board of Phoenix Footwear Group, Inc.  He received his B.A. from Trinity College and his M.B.A. from the University of Chicago.

Mr. Graven, 64, served as President, Chief Operating Officer and Director of Steel Technologies Inc., a former NASDAQ listed steel processing company, from 1990 until his retirement in 1994. From 1979 to 1994, he served in various positions including Executive Vice President, Chief Financial Officer, Vice President Finance and Corporate Controller. From 1993 through 2008, he served on the Board of Directors of Performance Food Group Company and as a member of the company’s Audit, Compensation and Corporate Governance committees. He is the co-founder and managing member of Triad Investment Company, LLC, a private investment company, since 1994. He received his B.S. in accounting and finance from Murray State University and is a CPA,licensed in Kentucky.

No family relationships exist between Messrs. Whalen and Graven and any of the Company’s other directors or executive officers.  There are no arrangements between Messrs. Whalen and Graven and any other person pursuant to which Mr. Whalen or Mr. Graven was nominated as a director, nor are there any transactions to which Pool is or was a participant in and in which Mr. Whalen or Mr. Graven has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On October 30, 2015, Pool Corporation issued the press release included herein as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release issued by Pool Corporation on October 30, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POOL CORPORATION

By:	/s/ Melanie M. Housey Hart
Melanie M. Housey Hart
Chief Accounting Officer and Assistant Secretary

Dated: October 30, 2015